Exhibit 99.1

FOR IMMEDIATE RELEASE
March 01, 2021

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2020

•	Full Year 2020 GAAP Revenue of $591 million
•	Full Year 2020 GAAP Net Income of $45 million
•	Full Year 2020 GAAP Diluted Earnings Per Share of $1.25
•	Full Year 2020 Adjusted Earnings Per Share of $1.95
•	Full Year 2020 Adjusted EBITDA of $121 million

BEDFORD, Mass. -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2020.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2020	2019	2020	2019
GAAP
Revenue	$147.5	$159.7	$590.6	$626.1
Operating Income	$17.1	$13.0	$55.9	$55.3
Net Income	$12.7	$9.2	$44.5	$40.8
Diluted EPS	$0.35	$0.26	$1.25	$1.15
Non-GAAP*
Adjusted Operating Income	$22.0	$25.4	$85.3	$99.6
Adjusted Diluted EPS	$0.53	$0.55	$1.95	$2.14
Adjusted EBITDA	$32.4	$30.5	$121.0	$120.7

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“We are very pleased with the company’s performance in 2020, despite the challenges caused by the COVID-19 pandemic,” said Matthijs Glastra, Chief Executive Officer of Novanta. “The fourth quarter played out as expected; revenue increased sequentially, and our customer orders were up 26% sequentially, giving us a 1.09 book-to-bill. We also expanded our Adjusted EBITDA Margins and once again had record cash flows. This performance gives us significant confidence as we enter the new year, and we are excited to continue to execute on our strategy as a company.”

Fourth Quarter

During the fourth quarter of 2020, Novanta generated GAAP revenue of $147.5 million, a decrease of $12.2 million, or 7.6%, versus the fourth quarter of 2019.  There was no acquisition impact on revenue in the fourth quarter of 2020 from our acquisition activities.  Changes in foreign currency exchange rates year over year favorably impacted our revenue by $4.0 million, or 2.5%, during the fourth quarter of 2020.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was a decrease of 10.1% for the fourth quarter of 2020 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the fourth quarter of 2020, GAAP operating income was $17.1 million, compared to $13.0 million in the fourth quarter of 2019.  GAAP net income was $12.7 million in the fourth quarter of 2020, compared to $9.2 million in the fourth quarter of 2019.  GAAP diluted earnings per share (“EPS”) was $0.35 in the fourth quarter of 2020, compared to $0.26 in the fourth quarter of 2019.

Adjusted Diluted EPS was $0.53 in the fourth quarter of 2020, compared to $0.55 in the fourth quarter of 2019.  The Company ended the fourth quarter of 2020 with 35.8 million diluted weighted average shares outstanding.  Adjusted EBITDA was $32.4 million in the fourth quarter of 2020, compared to $30.5 million in the fourth quarter of 2019.

Operating cash flow for the fourth quarter of 2020 was $46.6 million, compared to $35.4 million for the fourth quarter of 2019.

Full Year

For the full year 2020, Novanta generated GAAP revenue of $590.6 million, a decrease of $35.5 million, or 5.7%, versus the full year 2019.  The Company’s acquisition activities resulted in an increase in revenue of $8.4 million, or 1.3%.  Changes in foreign currency exchange rates year over year favorably impacted our revenue by $3.7 million, or 0.6%, in 2020.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was a decrease of 7.6% for the full year 2020 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

For the full year 2020, GAAP operating income was $55.9 million, compared to $55.3 million for 2019.  GAAP net income was $44.5 million for the full year 2020, compared to $40.8 million for 2019.  GAAP diluted EPS was $1.25 for the full year 2020, compared to $1.15 for 2019.

Adjusted Diluted EPS was $1.95 for the full year 2020, compared to $2.14 for 2019.  The diluted weighted average shares outstanding for the full year 2020 was 35.7 million.  Adjusted EBITDA was $121.0 million for the full year 2020, compared to $120.7 million for 2019.

Operating cash flow for the full year 2020 was $140.2 million. The Company completed 2020 with approximately $200.4 million of total debt and $125.1 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $79.8 million.

Financial Outlook

“We are encouraged by the increase in demand we are seeing across a number of applications, particularly in our advanced industrial markets. We expect to launch a record number of new products in 2021, double the number released in 2020, and we believe these will contribute to our growth trajectory this year,” said Matthijs Glastra.

For the first quarter of 2021, the Company expects GAAP revenue of approximately $155 million to $157 million.  The Company expects Adjusted EBITDA to be in the range of $27 million to $29 million and Adjusted Diluted EPS to be in the range of $0.35 to $0.39.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestiture and related expenses; acquisition and related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses); benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Monday, March 01, 2021 at 10:00 a.m. ET to discuss these results.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, April 05, 2021.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margins are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance-based restricted stock units issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the first quarter 2021; expectations regarding market conditions; statements regarding the COVID-19 pandemic; expectations regarding product launches; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activities; risks associated with the COVID-19 pandemic and other events outside our control; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s withdrawal from the European Union; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations affecting our business or products; our compliance, or failure to comply, with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our future filings with the Securities and Exchange Commission (“SEC”). Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$147,498	$159,702	$590,623	$626,099
Cost of revenue	85,233	93,742	346,106	364,014
Gross profit	62,265	65,960	244,517	262,085
Operating expenses:
Research and development and engineering	15,991	14,769	60,996	55,965
Selling, general and administrative	27,402	29,430	109,853	118,407
Amortization of purchased intangible assets	3,582	4,117	13,970	15,857
Restructuring and acquisition related costs	(1,781)	4,661	3,810	16,574
Total operating expenses	45,194	52,977	188,629	206,803
Operating income	17,071	12,983	55,888	55,282
Interest income (expense), net	(1,487)	(2,136)	(6,564)	(8,493)
Foreign exchange transaction gains (losses), net	(778)	(1,235)	(942)	(780)
Other income (expense), net	(26)	(57)	21	(243)
Income before income taxes	14,780	9,555	48,403	45,766
Income tax provision	2,124	338	3,882	4,993
Net income	$12,656	$9,217	$44,521	$40,773

Earnings per common share:
Basic	$0.36	$0.26	$1.27	$1.16
Diluted	$0.35	$0.26	$1.25	$1.15

Weighted average common shares outstanding—basic	35,145	35,079	35,144	35,030
Weighted average common shares outstanding—diluted	35,787	35,611	35,654	35,546

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$125,054	$78,944
Accounts receivable, net	75,054	91,078
Inventories	92,737	116,618
Prepaid expenses and other current assets	11,328	17,872
Total current assets	304,173	304,512
Property, plant and equipment, net	78,676	77,556
Operating lease assets	34,444	35,180
Intangible assets, net	148,521	166,175
Goodwill	285,980	274,710
Other assets	13,385	11,603
Total assets	$865,179	$869,736
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$5,508	$5,031
Accounts payable	42,966	52,585
Accrued expenses and other current liabilities	65,755	77,230
Total current liabilities	114,229	134,846
Long-term debt	194,927	215,334
Operating lease liabilities	32,802	34,108
Other long-term liabilities	46,412	68,276
Total liabilities	388,370	452,564
Stockholders’ Equity:
Total stockholders’ equity	476,809	417,172
Total liabilities and stockholders’ equity	$865,179	$869,736

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$12,656	$9,217	$44,521	$40,773
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,930	10,326	38,293	38,280
Share-based compensation	7,047	1,992	23,119	9,340
Deferred income taxes	(658)	(1,156)	(4,113)	(4,332)
Other non-cash items	(5,285)	2,580	(1,120)	6,628
Changes in assets and liabilities which provided/(used) cash, excluding effects from business acquisitions:
Accounts receivable	8,371	8,547	18,026	(3,600)
Inventories	10,165	347	22,102	(7,397)
Other operating assets and liabilities	4,327	3,552	(589)	(16,444)
Net cash provided by operating activities	46,553	35,405	140,239	63,248
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	—	—	—	(53,143)
Purchases of property, plant and equipment	(3,360)	(2,792)	(10,524)	(10,743)
Other investing activities	—	—	(2,632)	42
Net cash used in investing activities	(3,360)	(2,792)	(13,156)	(63,844)
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	—	—	66,792
Repayments under term loan and revolving credit facilities	(1,374)	(9,926)	(35,391)	(50,694)
Repurchases of common shares	—	(3,316)	(5,500)	(10,000)
Payments of deferred and escrowed purchase price related to acquisitions	(25,249)	—	(31,021)	-
Other financing activities	(539)	(3,072)	(12,445)	(10,033)
Net cash used in financing activities	(27,162)	(16,314)	(84,357)	(3,935)
Effect of exchange rates on cash and cash equivalents	2,393	1,240	3,384	1,432
Increase (decrease) in cash and cash equivalents	18,424	17,539	46,110	(3,099)
Cash and cash equivalents, beginning of period	106,630	61,405	78,944	82,043
Cash and cash equivalents, end of period	$125,054	$78,944	$125,054	$78,944

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Photonics	$50,276	$58,376	$199,613	$230,457
Vision	63,603	69,653	261,650	271,407
Precision Motion	33,619	31,673	129,360	124,235
Total	$147,498	$159,702	$590,623	$626,099

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Photonics
Gross Profit (GAAP)	$23,335	$25,934	$89,060	$105,845
Gross Profit Margin (GAAP)	46.4%	44.4%	44.6%	45.9%
Amortization of intangible assets	788	949	3,058	2,929
Acquisition fair value adjustments	—	562	188	935
Adjusted Gross Profit (Non-GAAP)	$24,123	$27,445	$92,306	$109,709
Adjusted Gross Profit Margin (Non-GAAP)	48.0%	47.0%	46.2%	47.6%

Vision
Gross Profit (GAAP)	$24,591	$27,122	$100,267	$105,228
Gross Profit Margin (GAAP)	38.7%	38.9%	38.3%	38.8%
Amortization of intangible assets	1,633	1,794	6,399	6,609
Acquisition fair value adjustments	—	—	—	240
Adjusted Gross Profit (Non-GAAP)	$26,224	$28,916	$106,666	$112,077
Adjusted Gross Profit Margin (Non-GAAP)	41.2%	41.5%	40.8%	41.3%

Precision Motion
Gross Profit (GAAP)	$15,526	$13,542	$58,279	$53,326
Gross Profit Margin (GAAP)	46.2%	42.8%	45.1%	42.9%
Amortization of intangible assets	432	291	1,666	1,050
Acquisition fair value adjustments	—	—	—	95
Adjusted Gross Profit (Non-GAAP)	$15,958	$13,833	$59,945	$54,471
Adjusted Gross Profit Margin (Non-GAAP)	47.5%	43.7%	46.3%	43.8%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(1,187)	$(638)	$(3,089)	$(2,314)
Amortization of intangible assets	—	—	—	—
Acquisition fair value adjustments	—	—	—	—
Employee COVID-19 testing costs	275	—	275	—
Adjusted Gross Profit (Non-GAAP)	$(912)	$(638)	$(2,814)	$(2,314)

Novanta Inc.
Gross Profit (GAAP)	$62,265	$65,960	$244,517	$262,085
Gross Profit Margin (GAAP)	42.2%	41.3%	41.4%	41.9%
Amortization of intangible assets	2,853	3,034	11,123	10,588
Acquisition fair value adjustments	—	562	188	1,270
Employee COVID-19 testing costs	275	—	275	—
Adjusted Gross Profit (Non-GAAP)	$65,393	$69,556	$256,103	$273,943
Adjusted Gross Profit Margin (Non-GAAP)	44.3%	43.6%	43.4%	43.8%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2020
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$17,071	11.6%	$14,780	$2,124	14.4%	$12,656	$0.35
Non-GAAP Adjustments:
Amortization of intangible assets	6,435	4.3%	6,435
Restructuring costs	2,050	1.4%	2,050
Acquisition related costs	(3,831)	-2.6%	(3,831)
Employee COVID-19 testing costs	275	0.2%	275
Foreign exchange transaction (gains) losses, net			778
Tax effect on non-GAAP adjustments				176
Non-GAAP tax adjustments				(653)
Total non-GAAP adjustments	4,929	3.3%	5,707	(477)		6,184	0.18

Adjusted results (Non-GAAP)	$22,000	14.9%	$20,487	$1,647	8.0%	$18,840	$0.53

Weighted average shares outstanding - Diluted							35,787

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended December 31, 2019
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$12,983	8.1%	$9,555	$338	3.5%	$9,217	$0.26
Non-GAAP Adjustments:
Amortization of intangible assets	7,151	4.5%	7,151
Restructuring costs	3,804	2.4%	3,804
Acquisition related costs	857	0.5%	857
Acquisition inventory fair value adjustments	562	0.4%	562
Foreign exchange transaction (gains) losses, net			1,235
Tax effect on non-GAAP adjustments				2,797
Non-GAAP tax adjustments				609
Total non-GAAP adjustments	12,374	7.8%	13,609	3,406		10,203	0.29

Adjusted results (Non-GAAP)	$25,357	15.9%	$23,164	$3,744	16.2%	$19,420	$0.55

Weighted average shares outstanding - Diluted							35,611

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2020
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$55,888	9.5%	$48,403	$3,882	8.0%	$44,521	$1.25
Non-GAAP Adjustments:
Amortization of intangible assets	25,093	4.2%	25,093
Restructuring costs	4,477	0.8%	4,477
Acquisition related costs	(667)	-0.1%	(667)
Acquisition inventory fair value adjustments	188	0.0%	188
Employee COVID-19 testing costs	275	0.0%	275
Foreign exchange transaction (gains) losses, net			942
Tax effect on non-GAAP adjustments				5,482
Non-GAAP tax adjustments				(35)
Total non-GAAP adjustments	29,366	4.9%	30,308	5,447		24,861	0.70

Adjusted results (Non-GAAP)	$85,254	14.4%	$78,711	$9,329	11.9%	$69,382	$1.95

Weighted average shares outstanding - Diluted							35,654

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Year Ended December 31, 2019
	Operating income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$55,282	8.8%	$45,766	$4,993	10.9%	$40,773	$1.15
Non-GAAP Adjustments:
Amortization of intangible assets	26,445	4.2%	26,445
Restructuring costs	8,640	1.4%	8,640
Acquisition related costs	7,934	1.3%	7,934
Acquisition inventory fair value adjustments	1,270	0.2%	1,270
Foreign exchange transaction (gains) losses, net			780
Tax effect on non-GAAP adjustments				8,950
Non-GAAP tax adjustments				805
Total non-GAAP adjustments	44,289	7.1%	45,069	9,755		35,314	0.99

Adjusted results (Non-GAAP)	$99,571	15.9%	$90,835	$14,748	16.2%	$76,087	$2.14

Weighted average shares outstanding - Diluted							35,546

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net Income (GAAP)	$12,656	$9,217	$44,521	$40,773
Net Income Margin	8.6%	5.8%	7.5%	6.5%
Interest (income) expense, net	1,487	2,136	6,564	8,493
Income tax provision	2,124	338	3,882	4,993
Depreciation and amortization	9,930	10,326	38,293	38,280
Share-based compensation	6,921	1,992	22,535	9,340
Restructuring and acquisition related costs	(1,781)	4,661	3,810	16,574
Acquisition inventory fair value adjustments	-	562	188	1,270
Employee COVID-19 testing costs	275	—	275	—
Other non-operating income (expense), net	804	1,292	921	1,023
Adjusted EBITDA (Non-GAAP)	$32,416	$30,524	$120,989	$120,746
Adjusted EBITDA Margin (Non-GAAP)	22.0%	19.1%	20.5%	19.3%

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2020 Compared to Three Months Ended December 31, 2019	Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Reported Revenue Growth/(Decline) (GAAP)	(7.6)%	(5.7)%
Less: Change attributable to acquisitions	(—)%	1.3%
Plus: Change due to foreign currency	(2.5)%	(0.6)%
Organic Revenue Growth/(Decline) (Non-GAAP)	(10.1)%	(7.6)%

Net Debt (Non-GAAP):

	December 31,	December 31,
	2020	2019
Total Debt (GAAP)	$200,435	$220,365
Plus: Deferred financing costs	4,405	4,187
Gross Debt	204,840	224,552
Less: Cash and cash equivalents	(125,054)	(78,944)
Net Debt (Non-GAAP)	$79,786	$145,608

Free Cash Flow (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash Provided by Operating Activities (GAAP)	$46,553	$35,405	$140,239	$63,248
Less: Purchases of property, plant and equipment	(3,360)	(2,792)	(10,524)	(10,743)
Plus: Proceeds from sale of property, plant and equipment	-	-	-	42
Free Cash Flow (Non-GAAP)	$43,193	$32,613	$129,715	$52,547
Net Income (GAAP)	$12,656	$9,217	$44,521	$40,773
Cash Provided by Operating Activities as a Percentage of Net Income	368%	384%	315%	155%
Free Cash Flow as a Percentage of Net Income	341%	354%	291%	129%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses. Additionally, the Company excluded costs directly related to employee COVID-19 testing as these costs are unique to the current pandemic and are expected to have a significant impact on our operating results.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses.  The Company excluded costs directly related to employee COVID-19 testing for the reasons described for Adjusted Gross Profit and Adjusted Gross Profit Margin above. The Company also excluded restructuring, acquisition, and related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, and restructuring, acquisition, and related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. The Company also excluded foreign exchange transaction gains (losses) from the calculation of Adjusted Income before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income

The calculation of Adjusted Net Income is displayed in the tables above.  Because income before income taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition, and related costs, and foreign exchange transaction gains (losses). In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition, and related costs, foreign exchange transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, costs directly related to employee COVID-19 testing, restructuring, acquisition, and related costs, acquisition fair value adjustments, other non-operating income (expense) items, including foreign exchange transaction gains (losses) and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Consolidated Net Income

The Company defines Free Cash Flow as cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Free Cash Flow as a Percentage of Net Income is defined as Free Cash Flow divided by Net Income.  Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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